Exhibit 99.4
JPMorgan Chase Bank, National Association
P.O. Box 161
60 Victoria Embankment
London EC4Y 0JP
England
August 10, 2005
To: CSK Auto, Inc.
645 E. Missouri Ave., Suite 400
Phoenix, Arizona 85012
Attention: Chief Financial Officer
Telephone No.:      602-631-7224
Facsimile No.:        602-234-1062
Re: Call Option Transaction Amendment
     The purpose of this letter agreement (the “Amendment”) is to amend the terms and conditions of the Transaction (the “Transaction”) entered into among JPMorgan Chase Bank, National Association, London Branch (“JPMorgan”), CSK Auto, Inc., an Arizona corporation (the “Counterparty”), and CSK Auto Corporation, a Delaware corporation and a parent company of the Counterparty (the “Parent”) pursuant to a letter agreement (the “Confirmation”) dated July 29, 2005, pursuant to which the Counterparty purchased from JPMorgan a Number of Options equal to 110,000 in connection with the issuance by Counterparty of USD 110,000,000 principal amount of Senior Exchangeable Notes due 2025 guaranteed by the Parent (the “Initial Exchangeable Notes”) under the Indenture dated July 29, 2005 between Counterparty and The Bank of New York, as trustee. This Amendment relates to, and sets forth the terms of, the purchase by the Counterparty from JPMorgan of an additional Number of Options (the “Additional Number of Options”) in connection with the issuance by the Counterparty of an additional USD 15,000,000 principal amount of Senior Exchangeable Notes due 2025 (the “Additional Convertible Notes”, and together with the Initial Exchangeable Notes, the “Exchangeable Notes”) to the initial purchasers of the Exchangeable Notes as a result of their exercise of the right granted with respect to such Additional Exchangeable Notes pursuant to the Purchase Agreement dated July 25, 2005 and related to the Exchangeable Notes.
     Upon the effectiveness of this Amendment, all references to “Number of Options” and “Transaction” in the Confirmation, as amended, will include the Additional Number of Options purchased by Counterparty pursuant to the terms set forth below, all references to “Exchangeable Notes” will include the Additional Exchangeable Notes and, except to the extent specified below, all other provisions of the Confirmation shall apply to the Additional Number of Options as if such Additional Number of Options were originally subject to the Confirmation. Capitalized terms used herein without definition shall have the meanings assigned to them in the Confirmation.
     The terms relating to the purchase of the Additional Number of Options are as follows:
1. The “Trade Date” with respect to the Additional Number of Options will be August 10, 2005.
2. The “Number of Options” for the Transaction will be “125,000” reflecting an addition of 15,000 Additional Number of Options.
3. The “Premium” for the Transaction will be $26,992,000 reflecting an increase of the premium payable by the Counterparty to JPMorgan in the amount of $2,952,000 for the Additional Number of Options.
JPMorgan Chase Bank, National Association
Organised under the laws of the United States as a National Banking Association.
Main Office 1111 Polaris Parkway, Columbus, Ohio 43271
Registered as a branch in England & Wales branch No. BR000746. Registered
Branch Office 125 London Wall, London EC2Y 5AJ
Authorised and regulated by the Financial Services Authority

4. The “Premium Payment Date” with respect to the premium for the Additional Number of Options will be August 10, 2005.
5. Counterparty hereby repeats the representations, warranties and agreements contained in the Confirmation with respect to the Amendment or with respect to the Confirmation, as amended by the Amendment, as the context requires.
6. Except as amended hereby, all the terms of the Transaction and provisions in the Confirmation shall remain and continue in full force and effect and are hereby confirmed in all respects.
7. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all of the signatures thereto and hereto were upon the same instrument.
8. The provisions of this Amendment shall be governed by the New York law (without reference to choice of law doctrine).
JPMorgan Chase Bank, National Association
Organised under the laws of the United States as a National Banking Association.
Main Office 1111 Polaris Parkway, Columbus, Ohio 43271
Registered as a branch in England & Wales branch No. BR000746. Registered
Branch Office 125 London Wall, London EC2Y 5AJ
Authorised and regulated by the Financial Services Authority

     Please confirm that the foregoing correctly sets forth the terms of our agreement by executing this Amendment and returning it to EDG Confirmation Group, J.P. Morgan Securities Inc., 277 Park Avenue, 11th Floor, New York, NY 10172-3401, or by fax on 212 622 8519.

Very truly yours,

J.P. Morgan Securities Inc., as agent for JPMorgan Chase Bank, National Association

By:	/s/ Sudheer Tegulapalle
Authorized Signatory
Name: Sudheer Tegulapalle
Title: Vice President
Accepted and confirmed
as of the Trade Date:
CSK AUTO, INC.

By:	/s/ Martin Fraser
Authorized Signatory
Name: Martin Fraser
Title: President and Chief Operating Officer
CSK AUTO CORPORATION

By:	/s/ Martin Fraser
Authorized Signatory
Name: Martin Fraser
Title: President and Chief Operating Officer
JPMorgan Chase Bank, National Association
Organised under the laws of the United States as a National Banking Association.
Main Office 1111 Polaris Parkway, Columbus, Ohio 43271
Registered as a branch in England & Wales branch No. BR000746. Registered
Branch Office 125 London Wall, London EC2Y 5AJ
Authorised and regulated by the Financial Services Authority